50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

EXHIBIT 99.1

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES

SALE OF ALLOY BRAND

New York, NY – June 4, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced the sale of its Alloy business to HRSH Acquisitions LLC d/b/a Alloy Apparel and Accessories. The Company received $3.7 million in cash at the closing of the sale in exchange for certain assets relating to Alloy, and Alloy Apparel and Accessories assumed approximately $3.1 million in liabilities. dELiA*s, Inc. and Alloy Apparel and Accessories also entered into a related agreement under which the Company will provide certain transitional services to Alloy Apparel and Accessories for up to one year.

“We are pleased to have completed the sale of Alloy,” said Walter Killough, Chief Executive Officer of dELiA*s, Inc. “This transaction will enable us to focus our efforts exclusively on our dELiA*s brand as we work to improve our product offerings and enhance the overall customer experience. In addition, providing transitional services will allow us to offset certain overhead costs as we evaluate our cost structure going forward.”

Brian Lattman, Co-Head of HRSH Acquisitions LLC, will be assuming the role of President of the newly formed entity. Mr. Lattman will work closely with the Alloy management team to drive growth in the business through brand building and new customer acquisition.

Janney Montgomery Scott LLC acted as exclusive financial advisor to dELiA*s in connection with the transaction. Troutman Sanders LLP acted as legal advisor to dELiA*s. Lowenstein Sandler LLP acted as legal advisor to HRSH Acquisitions LLC.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through direct mail catalogs, websites, and mall-based retail stores.

About HRSH Acquisitions LLC

HRSH Acquisitions LLC, newly-formed to acquire the Alloy business, was capitalized by a group of leading industry-related investors led by Steve Russo and Brian Lattman. Mr. Russo is the founder of FAB NY, a multi-category fashion-driven company focusing on a range of back-to-school products, including branded and private label accessories, stationery, and luggage/travel accessories for the youth and junior markets; and Artisan House, a contemporary women’s handbags and related accessories company. Mr. Lattman, was formerly a principal and the chief merchandising officer at Norstan Apparel Shops, and most recently the chief merchandising officer at LANY LLC.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.